                            AMENDED AND RESTATED

                  DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      With

                       OppenheimerFunds Distributor, Inc.

                             For Class B Shares of

                      Oppenheimer Value Fund, a Series of
                         Oppenheimer Series Fund, Inc.

This Amended and Restated Distribution and Service Plan and Agreement (the
"Plan") is dated as of the 26th day of October, 2005, by and between
Oppenheimer Value Fund  (the "Fund") a series of Oppenheimer Series Fund, Inc.
(the  "Company")  and  OppenheimerFunds Distributor, Inc. (the "Distributor").

1. The Plan. This Plan is the Fund's written distribution and service plan for
Class B shares of the Fund (the "Shares"),  contemplated by Rule 12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company
Act of 1940  (the  "1940  Act"),  pursuant  to  which  the  Fund  will compensate  the Distributor for its services in connection with the distribution of Shares,  and the personal  service and  maintenance of shareholder  accounts that hold Shares ("Accounts").  The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent with the  provisions and  definitions  contained in (i) the 1940 Act,  (ii) the Rule,  (iii)  Rule
2830 of the  Conduct  Rules of the  National  Association of Securities
Dealers, Inc., or any amendment or successor to such rule (the "NASD
Conduct    Rules") and (iv) any conditions pertaining either to
distribution-related  expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the
U.S. Securities and Exchange Commission ("SEC").

2.  Definitions.  As used in this Plan, the following terms shall have the following meanings:

(a)  "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined  below) of the Recipient;
(ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise  concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

(b) "Independent Directors" shall mean the members of the Company's Board of
Directors who are not "interested persons" (as defined in the 1940 Act) of the
Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating to this Plan.
      (c) "Customers" shall mean such brokerage or other customers or investment advisory or other clients of a Recipient, and/or  accounts as to which such Recipient  provides administrative  support services or is a custodian or other fiduciary.

(d) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by:  (i) such Recipient, or (ii) such Recipient's
Customers, but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

      (a) Payments to the Distributor.  In consideration of the payments made by the Fund to the Distributor under this Plan, the Distributor shall provide administrative support services and distribution assistance services to the
Fund. Such services include distribution  assistance and administrative support services rendered in connection with Shares (1) sold in purchase transactions, (2) issued in exchange  for shares of another  investment company for which the
Distributor serves as distributor or sub-distributor, or (3) issued pursuant to a plan of reorganization to which the Fund is a party.  If the Board believes that the Distributor may not be rendering appropriate distribution assistance or administrative  support services in connection with the sale of
Shares, then the Distributor, at the request of the Board, shall provide the
Board with a written report  or other  information  to  verify  that  the
Distributor  is  providing appropriate services in this regard. For such services, the Fund will make the following payments to the Distributor:

             (i)  Administrative Support Services Fees.  Within forty-five
(45) days of the end of each  calendar quarter,  the Fund will make  payments in the aggregate amount of 0.0625% (0.25% on an annual basis) of the average during the period of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"). Such Service Fee payments received from the Fund will compensate the Distributor for providing administrative support services with respect to Accounts. The administrative support  services in connection  with Accounts may include, but shall not be limited to, the  administrative support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii) Distribution Assistance Fees (Asset-Based Sales Charge).
Within ten (10) days of the end of each month, the Fund will make payments in the aggregate amount of 0.0625% (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares computed as of the close of each business day (the "Asset-Based Sales Charge") outstanding for no more than six years (the "Maximum Holding Period"). Such Asset-Based Sales
Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

            The distribution assistance to be rendered by the Distributor in connection with the  Shares may include, but shall not be limited to, the following:  (i) paying sales  commissions to any broker, dealer, bank or other person or entity that sells Shares, and/or paying such persons "Advance
Service Fee Payments" (as defined below) in advance of, and/or in amounts greater than, the  amount  provided  for in  Section  3(b)  of  this
Agreement;  (ii)  paying compensation  to and  expenses  of  personnel  of the  Distributor  who  support distribution  of Shares by Recipients;  (iii)
obtaining  financing or providing such financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the
Distributor's unreimbursed expenses incurred in rendering  distribution assistance and  administrative  support services to the Fund;  and (iv)
paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and prospectuses  (other than  those prospectuses  furnished  to current  holders  of the Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

      (b) Payments to Recipients.  The Distributor is authorized under the
Plan to pay Recipients (1)  distribution  assistance fees for rendering distribution assistance  in  connection  with the sale of Shares  and/or (2)
service fees for rendering administrative support services with respect to
Accounts.  However, no such  payments  shall be made to any Recipient for any period in which its Qualified  Holdings  do not equal or  exceed,  at the end of such period,  the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Directors.
All fee payments made by the Distributor  hereunder  are  subject  to reduction  or  chargeback  so that the aggregate  service fee payments  and
Advance  Service Fee Payments do not exceed the limits on payments to
Recipients  that are, or may be,  imposed by the NASD Conduct Rules. The
Distributor may make Plan payments to any "affiliated person" (as  defined  in the 1940  Act) of the  Distributor  if such  affiliated  person qualifies as a
Recipient or retain such payments if the Distributor qualifies as a Recipient.

            (i) Service Fee. In consideration of the administrative support services provided by a Recipient, the Distributor shall make service fee payments to that Recipient quarterly or at such other interval as deemed appropriate by the Distributor, within forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed 0.0625% (0.25% on an annual  basis) of the average  during the period of the aggregate net asset value of Shares, computed as of the close of each business day,  constituting
Qualified  Holdings owned  beneficially  or of record by the Recipient or by its Customers for a period of more than the minimum  period (the "Minimum
Holding  Period"),  if any,  that  may be set  from  time to time by a majority of the Independent Directors.

            Alternatively, the Distributor  may, at its sole option,  make the following  service fee payments to any Recipient,  within  forty-five (45)
days  of the  end of each  calendar  quarter or at such other interval as deemed appropriate by the Distributor:  (i)  "Advance  Service  Fee Payments"
at a rate not to exceed  0.25% of the  average  during  the  calendar quarter or other period of the aggregate net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified
Holdings, sold by the Recipient during that period and owned  beneficially or of record by the Recipient or by its  Customers,  plus (ii) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the period of the aggregate net asset value of Shares, computed as of the close of each business day,  constituting  Qualified
Holdings owned  beneficially  or of record by the  Recipient or by its
Customers  for a period of more than one (1) year. In the event Shares are redeemed  less than one year after the date such Shares were sold,  the
Recipient  is obligated  to and will repay the  Distributor  on demand a pro rata portion of such  Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The administrative  support services to be rendered by Recipients in connection  with the Accounts  may  include,  but shall not be limited  to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub- accounts  in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend  payment options  available,  and providing such other information and services  in  connection  with the  rendering  of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii)  Distribution Assistance Fees (Asset-Based Sales Charge)
Payments.  In its sole discretion  and  irrespective  of whichever alternative method  of  making  service  fee  payments  to  Recipients  is selected  by the Distributor,  in addition the Distributor may make distribution  assistance fee payments to a Recipient quarterly, or at such other interval as deemed appropriate by the Distributor,  within forty-five
(45) days after the end of each calendar quarter or other period,  at a rate not to  exceed  0.1875%  (0.75% on an annual basis) of the average during the period of the aggregate net asset value of Shares  computed  as of the  close of each  business  day  constituting Qualified  Holdings  owned  beneficially or of record by the  Recipient  or its Customers  for no more  than  six years  and for any  minimum  period  that the Distributor  may establish.
Distribution assistance fee payments shall be made
only to Recipients that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

            The  distribution  assistance  to be rendered by the  Recipients in connection with the sale of Shares may include, but shall not be limited to, the following:  distributing  sales  literature  and  prospectuses  other than those furnished to current Shareholders, providing compensation to and paying expenses of  personnel of the  Recipient  who support the distribution  of Shares by the Recipient,  and providing such other information and services in connection with the  distribution  of  Shares  as the  Distributor  or the Fund  may  reasonably request.

      (c) A majority of the  Independent  Directors may at any time or from time to time increase or decrease the rate of fees to be paid to the
Distributor  or to any Recipient, but not to exceed the rates set forth above, and/or direct the Distributor  to increase or decrease  the Maximum  Holding
Period,  any Minimum Holding Period or any Minimum Qualified  Holdings.  The
Distributor shall notify all Recipients of any Minimum Qualified Holdings,
Maximum Holding Period and Minimum Holding Period that are established and the rate of payments hereunder applicable to Recipients, and shall provide each
Recipient with written notice within thirty (30) days after any change in these provisions.  Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

      (d) The Service Fee and the Asset-Based Sales Charge on Shares are
subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)  Under the Plan, payments may also be made to Recipients:  (i) by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from the  Fund),  or
(ii) by the Distributor  (a subsidiary of OFI),  from its own  resources, from  Asset-Based Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

      (f)  Recipients  are  intended  to  have  certain  rights  as third-party beneficiaries  under this Plan,  subject to the  limitations set forth below. It may be  presumed  that a  Recipient  has  provided distribution  assistance  or administrative  support services qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments under the Plan. In the event that  either the  Distributor  or the
Board  should have reason to believe that,  notwithstanding the level of
Qualified  Holdings,  a Recipient may not be rendering  appropriate distribution  assistance in connection  with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board,  shall  require  the  Recipient  to provide a written report  or  other  information  to  verify  that  said  Recipient  is providing appropriate  distribution  assistance  and/or  services in this regard.  If the Distributor or the Board of Directors  still is not satisfied after the receipt of such report,  either may take appropriate  steps to terminate the Recipient's status  as  such  under  the  Plan,  whereupon such  Recipient's  rights  as  a third-party  beneficiary  hereunder  shall terminate.  Additionally, in  their discretion,  a majority  of the  Fund's
Independent  Directors  at any time may remove any broker, dealer, bank or other person or entity as a Recipient,  where upon such person's or entity's rights as a third-party  beneficiary hereof shall terminate.  Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the Distributor. The Distributor has no obligation to pay any Service Fees or Distribution Assistance Fees to any Recipient  if the
Distributor  has not  received  payment  of  Service  Fees or Distribution
Assistance Fees from the Fund.

4.  Selection and Nomination of Directors.  While this Plan is in effect, the selection and nomination of persons to be Directors of the Company who are not
"interested  persons"  of  the  Company  ("Disinterested  Directors")  shall be committed to the discretion of the incumbent  Disinterested  Directors.
Nothing herein shall prevent the incumbent  Disinterested  Directors from soliciting the views or the  involvement  of others in such selection or nominations as long as the final  decision  on any such  selection  and nomination  is  approved  by a majority of the incumbent Disinterested
Directors.

5.  Reports.  While this Plan is in effect, the Treasurer of the Company shall provide  written  reports to the Company's  Board for its review,  detailing the amount  of all  payments  made  under  this Plan and the  purpose  for which the payments  were made.  The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6. Related  Agreements.  Any agreement related to this Plan shall be in writing and shall  provide  that:  (i) such  agreement  may be  terminated  at any time, without  payment  of any  penalty,  by a vote of a majority  of the
Independent Directors  or by a vote of the holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting  shares;
(ii) such termination shall be on not more than sixty days'  written  notice to any other party to the
agreement;  (iii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its  Independent
Directors cast in person at a meeting called for the purpose of voting on such  agreement;  and (v) such agreement  shall,  unless  terminated as herein  provided,  continue in effect  from  year to year  only so  long as such  continuance  is specifically approved at least annually by a vote of the
Board and its Independent  Directors
cast in  person  at a  meeting  called  for  the  purpose  of  voting  on such continuance.

7.  Effectiveness, Continuation, Termination and Amendment.  This Amended and
Restated Plan has been approved by a vote of the Board and of the Independent
Directors and replaces the Fund's prior Distribution and Service Plan for
Class B Shares. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter from year to  year  or as the  Board  may  otherwise  determine  but only so long as such continuance  is  specifically  approved at least annually by a vote of the Board and its Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

      This Plan may not be amended to increase materially the amount of payments to be made under this Plan, without approval of the Class B
Shareholders at a meeting called for that purpose, and all material amendments must be approved by a vote of the Board and of the Independent Directors.

       This Plan may be terminated at any time by vote of a majority of the
Independent Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class B voting shares. In the event of such  termination,  the Board and its  Independent  Directors shall determine whether the  Distributor  shall be entitled to payment from the Fund of all or a portion of the Service  Fee and/or the  Asset-Based
Sales  Charge in respect of Shares sold prior to the effective date of such termination.

                                Oppenheimer Value Fund, a series of
                                      Oppenheimer Series Fund, Inc.

                                 By: /s/ Phillip S. Gillespie
                                     ____________________________
                                 Phillip S. Gillespie, Assistant Secretary

                                  OppenheimerFunds Distributor, Inc.

                                  By: /s/ James H. Ruff
                                      _________________________
                                      James H. Ruff, President